UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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MITEK SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MITEK SYSTEMS, INC.

8911 BALBOA AVENUE

SAN DIEGO, CALIFORNIA 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 4, 2015

TO THE STOCKHOLDERS OF MITEK SYSTEMS, INC.

The annual meeting of stockholders of Mitek Systems, Inc., will be held at 9:00 a.m., local time, on Wednesday, March 4, 2015, at our executive offices located at 8911 Balboa Avenue, San Diego, California 92123, for the following purposes:

1.	To elect the following seven directors to serve until our 2016 annual meeting of stockholders and until their respective successors have been elected and qualified: John M. Thornton, James B. DeBello, Vinton P. Cunningham, Bill K. Aulet, James C. Hale, Bruce E. Hansen, and Alex W. “Pete” Hart;

2.	To ratify the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

Our Board of Directors has fixed the close of business on January 16, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and all adjournments or postponements thereof. A list of these stockholders will be open to examination by any stockholder at the annual meeting and for ten days prior thereto during normal business hours at our executive offices located at 8911 Balboa Avenue, San Diego, California 92123. Enclosed for your convenience is a proxy card which may be used to vote your shares at the annual meeting. The proxy materials, including a proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, are available online at www.proxydocs.com/MITK.

You are invited to attend the annual meeting in person. Even if you expect to attend the annual meeting, it is important that you complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed return envelope (which is postage prepaid if mailed in the United States) in order to ensure that your shares are represented at the annual meeting. Even if you have voted by proxy, you may still revoke such proxy and vote in person if you attend the annual meeting. However, please note that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy card issued in your name from such record holder.

By Order of the Board of Directors

San Diego, California January 27, 2015	John M. Thornton Chairman of the Board

MITEK SYSTEMS, INC.

8911 BALBOA AVENUE

SAN DIEGO, CALIFORNIA 92123

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 4, 2015

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement (the “Proxy Statement”) and the enclosed proxy card because the Board of Directors (the “Board”) of Mitek Systems, Inc. (sometimes referred to as “we”, “us”, “our”, “Mitek” or the “Company”) is soliciting your proxy to vote at our 2015 annual meeting of stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card.

We intend to mail this Proxy Statement and the accompanying materials to all stockholders of record entitled to vote at the Annual Meeting on or about January 30, 2015.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at 9:00 a.m., local time, on Wednesday, March 4, 2015, at our executive offices located at 8911 Balboa Avenue, San Diego, California 92123.

Who can vote at the Annual Meeting and how many votes do I have?

Only stockholders of record at the close of business on January 16, 2015 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 30,654,705 shares of common stock outstanding and entitled to vote. With respect to each proposal to be voted upon at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the record date.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on January 16, 2015, your shares of common stock were registered directly in your name with our transfer agent, Computershare, then you are the stockholder of record of these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone by following the instructions provided in the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent

If at the close of business on January 16, 2015 your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Certain of these institutions offer the ability to direct your agent how to vote through the Internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting.

What am I voting on?

There are two matters scheduled for a vote at the Annual Meeting:

•

Election of the seven nominees for director named in this Proxy Statement to serve until our 2016 annual meeting of stockholders and until their respective successors have been elected and qualified; and

•	Ratification of the selection of Mayer Hoffman McCann P.C. (“Mayer Hoffman”) as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

Will there be any other items of business on the agenda?

Other than the election of directors and ratification of the selection of Mayer Hoffman as our independent registered public accounting firm, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

•	“For” each of the seven nominees for director named in this Proxy Statement; and

•	“For” the ratification of the selection of Mayer Hoffman as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

How do I vote?

With respect to the election of directors, you may either vote “for” any or all of the nominees proposed by the Board or you may “withhold” your vote for any or all of the nominees. For each of the other matters to be voted on, you may vote “for” or “against” or abstain from voting. The procedures for voting are described below, based upon the form of ownership of your shares.

Stockholder of Record: Shares Registered in Your Name

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy through the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.

•	To vote by proxy through the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided at the website.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” using a touch-tone phone and follow the recorded instructions.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on Tuesday, March 3, 2015, to be counted. If you are a stockholder of record and attend the Annual Meeting in person, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive and any previous proxy that you submitted, whether by mail, Internet or telephone, will be superseded by the vote that you cast in person at the Annual Meeting. If you have any questions regarding how to submit your proxy or vote your shares at the Annual Meeting, please call our Corporate Secretary at (858) 309-1700.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Mitek. To ensure that your vote is counted, simply complete, sign, date and mail the proxy card or, if provided by your agent, follow the instructions for submitting your proxy through the Internet or by telephone. To vote in person at the Annual Meeting, you must obtain a proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials or contact your broker, bank or other agent to request a proxy card.

Who is paying for this proxy solicitation?

We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy materials. Proxies may be solicited personally, by mail, by telephone or by facsimile by our directors, officers or other employees. Our directors, officers or other employees will not receive additional compensation for soliciting proxies. We may request that any person holding stock in their name for the benefit of others, such as a broker, bank or other agent, forward the proxy materials to such beneficial owners and request authority to execute the proxy. We will reimburse any such broker, bank or other agent for their expenses in connection therewith.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may change your vote with respect to any proposal by revoking your proxy at any time prior to the commencement of voting with respect to such proposal at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•

You may submit another properly completed proxy with a later date by mail, through the Internet or by telephone (your latest Internet or telephone instructions submitted prior to the deadline will be followed);

•

You may send a written notice that you are revoking your proxy to our Corporate Secretary at Mitek Systems, Inc., 8911 Balboa Avenue, San Diego, California 92123, Attn: Corporate Secretary by no later than the close of business on Tuesday, March 3, 2015; or

•	You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held of record by a broker, bank or other agent, you must contact such record holder to revoke any prior voting instructions or obtain a proxy card issued in your name from such record holder in order to vote in person at the Annual Meeting. Following the commencement of voting with respect to a proposal, you may not revoke your proxy or otherwise change your vote with respect to such proposal.

Votes will be counted by the inspector of elections appointed for the Annual Meeting.

How are my shares voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

•	“For” each of the seven nominees for director named in this Proxy Statement; and

•	“For” the ratification of the selection of Mayer Hoffman as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

This general authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, and you do not provide specific voting instructions, your shares will be voted as recommended by the Board.

If your shares are held of record by a broker, bank or other agent, see “What is a broker non-vote?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their clients or other beneficial owners in their discretion and for an explanation of broker non-votes.

What is a broker non-vote?

Under rules that govern brokers, banks and other agents that are record holders of company stock held in brokerage accounts for their clients who beneficially own the shares, such record holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”), but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Accordingly, a broker may submit a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote on non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”

What are the voting requirements that apply to the proposals discussed in this Proxy Statement?

The election of directors contemplated by Proposal No. 1—Election of Directors will be decided by a plurality of the votes cast. Accordingly, the seven director nominees receiving the highest number of votes will be elected. The ratification of the selection of Mayer Hoffman as our independent registered public accounting firm contemplated by Proposal No. 2—Ratification of the Selection of our Independent Registered Public Accounting Firm requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote either in person or by proxy at the Annual Meeting.

What is the effect of withhold authority votes, abstentions and broker non-votes?

Withhold Authority Votes: Shares subject to instructions to withhold authority to vote on the election of directors will not be voted. This will have no effect on Proposal No. 1—Election of Directors because, under plurality voting rules, the seven director nominees receiving the highest number of “for” votes will be elected.

Abstentions: Under Delaware law (under which Mitek is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote “against” Proposal No. 2—Ratification of the Selection of our Independent Registered Public Accounting Firm. However, abstentions will have no effect on Proposal No. 1—Election of Directors because, under plurality voting rules, the seven director nominees receiving the highest number of “for” votes will be elected.

Broker Non-Votes: As a result of a change in the rules related to discretionary voting and broker non-votes, brokers, banks and other agents are no longer permitted to vote the uninstructed shares of their clients on a discretionary basis in the election of directors. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting with respect to “non-discretionary” matters, they will have no effect on the outcome of the vote on Proposal No. 1—Election of Directors. If you hold your shares in street name and you do not instruct your broker, bank or other agent how to vote your shares on Proposal No. 1—Election of Directors, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Proposal No. 2—Ratification of the Selection of our Independent Registered Public Accounting Firm is considered a routine or “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares of our common stock outstanding on the record date are present either in person or by proxy at the Annual Meeting. At the close of business on January 16, 2015, the record date for the Annual Meeting, there were 30,654,705 shares of common stock outstanding. Thus, a total of 30,654,705 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 15,327,353 votes must be represented at the Annual Meeting either in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Votes withheld from a director nominee and abstentions will be counted as present for purposes of establishing the required quorum. Broker non-votes will be counted as present for purposes of establishing the required quorum. If there is no quorum, the chairman of the meeting or a majority of the shares present in person or by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.

I have also received a copy of the Company’s Annual Report on Form 10-K. Is that a part of the proxy materials?

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (the “Form 10-K”), as filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2014, accompanies this Proxy Statement. This document constitutes our Annual Report to Stockholders and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Form 10-K is not incorporated into, and is not part of, this Proxy Statement and should not be considered proxy solicitation material.

How can I find out the results of the voting at the Annual Meeting?

Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in the Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

When are stockholder proposals due for next year’s annual meeting of stockholders?

Stockholders may submit proposals regarding matters appropriate for stockholder action for consideration at our next annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our second amended and restated bylaws (the “Bylaws”). To be considered for inclusion in the proxy materials for our 2016 annual meeting of stockholders, a stockholder proposal, including a proposal for the nomination of directors, must be submitted in writing no later than October 2, 2015 to our Corporate Secretary at Mitek Systems, Inc., 8911 Balboa Avenue, San Diego, California

92123, Attn: Corporate Secretary. Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in our 2016 proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on December 5, 2015 nor earlier than November 5, 2015, subject to certain exceptions. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Background

Pursuant to our Bylaws, the Board has fixed the number of authorized directors at eight. Gerald I. Farmer, Ph.D., is not standing for re-election when his term expires at the Annual Meeting and therefore will cease to be a member of the Board as of such time. The seven director nominees receiving the highest number of votes at the Annual Meeting will be elected to the Board, to serve until our next annual meeting of stockholders and until their successors have been duly elected and qualified.

Unless authorization to do so is withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the seven director nominees proposed by the Board. All incumbent directors have been recommended by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) as nominees for re-election to the Board. If any of the director nominees should become unavailable for election prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees, if any, designated by the Board.

The following table includes the names and certain information about the nominees for director. All of the nominees named below have consented to being named herein and to serve on the Board, if elected.

Name	Age	Position
John M. Thornton	82	Chairman of the Board
James B. DeBello	56	President and Chief Executive Officer and Director
Vinton P. Cunningham(1)	78	Director
Bill K. Aulet(4)	57	Director
James C. Hale(1)	62	Director
Bruce E. Hansen(1)(2)	55	Director
Alex W. “Pete” Hart(2)(3)	74	Director

(1)	Member of the Audit Committee of the Board
(2)	Member of the Compensation Committee of the Board
(3)	Member of the Nominating and Corporate Governance Committee of the Board
(4)	Immediately following the Annual Meeting, Mr. Aulet will be appointed to the Compensation Committee and the Nominating and Corporate Governance Committee to fill the seats on such committees currently held by Dr. Farmer.

John M. Thornton. Mr. Thornton has served as a director since March 1986 and as our Chairman since October 1987. He also served as our President and Chief Executive Officer and Chief Financial Officer from September 1998 to May 2003, when he resigned from his positions as President and Chief Executive Officer. He resigned from his position as Chief Financial Officer in May 2005. From May 1991 to February 1992, Mr. Thornton served as our President and from May 1991 to July 1991, he served as our Chief Executive Officer. From 1976 through 1988, Mr. Thornton served as Chairman and Vice Chairman of the Board at Micom Systems, Inc. Mr. Thornton is also Chairman of the Board of Thornton Winery Corporation in Temecula, California. Mr. Thornton is married to Sally B. Thornton, a former member of the Board. Mr. Thornton holds an A.B. in economics from Pomona College and an MBA from Harvard Business School. As a director since the Company’s formation in 1986 and having previously served as our President, Chief Executive Officer and Chief Financial Officer, Mr. Thornton has in-depth knowledge of our company and the industries in which we sell our products. Mr. Thornton also brings to the Board his extensive executive management and chairman experience with public and privately held companies, which the Board believes provides him with the skills necessary to serve as our Chairman.

James B. DeBello. Mr. DeBello has served as a director since November 1994 and as our President and Chief Executive Officer since May 2003. From January 2009 to September 2011, Mr. DeBello also served as our

Chief Financial Officer and from January 2009 to February 2013, he also served as our Secretary, in each case in addition to his other positions. Prior to joining Mitek, he was Chief Executive Officer of AsiaCorp Communications, Inc., a wireless data infrastructure and software company, from July 2001 to May 2003. He was Venture Chief Executive Officer for IdeaEdge Ventures, Inc., a venture capital company, from June 2000 to June 2001. From May 1999 to May 2000, he was President, Chief Operating Officer and a member of the board of directors of CollegeClub.com, an Internet company. From November 1998 to April 1999, he was Chief Operating Officer of WirelessKnowledge, Inc., a joint venture company formed between Microsoft and Qualcomm, Inc. From November 1996 to November 1998, Mr. DeBello held positions as Vice President, Assistant General Manager and General Manager of Qualcomm, Inc.’s Eudora Internet Software Division, and Vice President of Product Management of Qualcomm, Inc.’s Subscriber Equipment Division. Mr. DeBello holds a B.A., magna cum laude, from Harvard University and an MBA from Harvard Graduate School of Business, and he was a Rotary Scholar at the University of Singapore where he studied economics and Chinese. Mr. DeBello has over 15 years of experience in various senior executive positions, including chief executive officer, at other global technology companies. As a director of the Company for approximately 18 years and in his role in the day-to-day operations of the Company as our President and Chief Executive Officer since 2003, Mr. DeBello has gained extensive knowledge of the industries in which we operate, allowing him to bring to the Board a broad understanding of the operational issues and strategic opportunities facing the Company.

Vinton P. Cunningham. Mr. Cunningham has served as a director since May 2005. He served as Senior Vice President Finance of EdVision Corporation, a provider of curriculum development and assessment tools for the education community, from 1993 until his retirement in 2002. Mr. Cunningham was Chief Operating Officer and Chief Financial Officer of Founders Club Golf Company, a golf equipment manufacturer, from 1990 to 1993. He was Vice President Finance of Amcor Capital, Inc., a company that organized and managed real estate syndications, from 1985 to 1990. Mr. Cunningham was Chief Financial Officer and Treasurer of Superior Farming Company, a wholly owned subsidiary of Superior Oil Company, a grower of various fruits, vegetables, nuts and cotton in California and Arizona, from 1981 to 1985. Mr. Cunningham holds a B.S. in accounting from the University of Southern California. The Board believes Mr. Cunningham’s financial background provides the Board with valuable financial and accounting expertise and makes him well suited to serve on the Audit Committee of the Board. Having served as a director of the Company since 2005, Mr. Cunningham has a strong understanding of our business, operations and culture.

Bill K. Aulet. Mr. Aulet has served as a director since January 2015. Since 2009, he has served as the managing director in the Martin Trust Center for MIT Entrepreneurship at MIT. From 2005 to 2009, Bill was a Senior Lecturer and Entrepreneur in Residence at the MIT Sloan School of Management. From 2003 to 2005, he served as Senior Vice President and Chief Financial Officer of Viisage Technology, a security technology company with a dual focus in the areas of drivers’ licenses and facial recognition. From 1996 to 2002, he served as President and Director of SensAble Technologies, a provider of force-feedback haptic devices and touch-enabled 3D modeling software solutions. Prior to joining SensAble, Mr. Aulet started his career at IBM as a Systems Engineer and then was rapidly promoted through various jobs where he gained training and experience in technical, marketing, sales, financial and international business operations and management. His last job was the Finance and Planning Manager for the IBM New England Region. Mr. Aulet holds a bachelor’s degree in engineering from Harvard University and a Masters in Management Science from the MIT Sloan School of Management. Mr. Aulet’s experience in technology entrepreneurship, and specifically his experience in document and facial recognition, makes him well qualified to serve on the Board.

James C. Hale. Mr. Hale has served as a director since November 2014 and served as a member of our advisory board from September 2012 to November 2014. In 1998, he co-founded FTV Capital, which manages over $1.7 billion in growth equity funds. Mr. Hale served as managing partner of FTV Capital from 1998 through 2007. Mr. Hale has three decades of management experience in private equity investing and commercial and investment banking and prior to founding FTV Capital, Mr. Hale served as Senior Managing Partner and Head of the Financial Services Group at Montgomery Securities from 1982 to 1998, and as a member of the corporate planning and development group at Bank of America from 1978 to 1982. Mr. Hale currently serves on the boards of directors of

Bank of Marin and Loyal3 and was a member of the board of directors of the National Venture Capital Association, San Francisco Venture Capital Forum, Duke University Management Company, and the Investment Committee of University of California Berkeley Foundation. In addition, Mr. Hale recently served as Chairman of the Board at Official Payments Holdings, Inc. until its acquisition in 2013 by ACI Worldwide, a leading international provider of electronic payment systems. Mr. Hale holds a B.S. from the University of California at Berkeley, an MBA from Harvard Graduate School of Business and is a Certified Public Accountant. The Board believes Mr. Hale’s experience in corporate development, specifically in the payments and technology industries, makes him well qualified to serve on the Board while his financial expertise makes him well suited to serve on the Audit Committee of the Board. Having served as a member of the Company’s Advisory Board since 2012, Mr. Hale has a strong understanding of our technology and the industries in which we operate.

Bruce E. Hansen. Mr. Hansen has served as a director since October 2012 and served as a member of our advisory board from October 2010 to October 2012. In 2002, he co-founded ID Analytics Inc., a consumer risk management company, and served as its Chairman and Chief Executive Officer from its inception until it was acquired by LifeLock, Inc. in March 2012. Prior to founding ID Analytics, he was President at HNC Software Inc., a global provider of analytic software solutions for financial services, telecommunications and healthcare firms, from 2000 to 2002. Mr. Hansen’s previous experience also includes the role of Chief Executive Officer of the Center for Adaptive Systems Applications and executive roles at CitiCorp (now CitiGroup), Automatic Data Processing (ADP) and Chase Manhattan Bank (now JP Morgan Chase). He currently serves as a member of the board of directors at BrightScope, Inc. and as a member of the board of directors of Performant Financial Corporation, Zyme Solutions, Inc. and the San Diego Venture Group. Mr. Hansen holds a B.A. in economics from Harvard University and an M.B.A. from the University of Chicago. As a proven leader with decades of analytics industry experience ranging from concept-stage companies to established financial services companies, Mr. Hansen brings to the Board a unique perspective, an expansive knowledge base and domain expertise in the fields of identity verification and big data systems. The Board believes that Mr. Hansen’s experience as both a key executive and director will enable him to contribute to the Board with respect to both general governance matters and industry-specific operations.

Alex W. “Pete” Hart. Mr. Hart has served as a director since February 2011. In April 2012, he retired as Chairman of the SVB Financial Group and has worked as an independent consultant in the financial services industry since 1997. He served as Chief Executive Officer of Advanta Corporation, a public diversified financial services company, from 1995 to 1997, where he had previously served as Executive Vice Chairman from 1994 to 1995. Prior to joining Advanta, he was President and Chief Executive Officer of MasterCard International, a worldwide payment service provider, from 1988 to 1994. Mr. Hart currently serves as an advisor to a number of private companies, including NoLie MRI, Cimbal Technologies and US Encode. Mr. Hart is currently a member of the board of directors of the following public companies: Global Payments, Inc., a payment services company, and VeriFone Holdings, Inc., an electronics company. He is also a director of Solicore, Inc., a privately held battery manufacturer. In addition to SVB Financial, Mr. Hart has also previously served as a member of the board of directors of the following companies: FICO, Inc., HNC Software Inc., Retek Inc., Shopping.com, Sanchez Computer Associates, US Encode, eHarmony.com and Sequal Technologies, Inc. Mr. Hart holds a B.A. in social relations from Harvard University. As an experienced leader in the financial services industry, Mr. Hart combines extensive general business expertise with a deep knowledge of the financial services and payments industry. His experience on the boards of directors of other companies in the financial services industry further augments his range of knowledge, providing experience on which he can draw while serving as a member of the Board.

There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION TO THE BOARD OF THE DIRECTOR NOMINEES DISCUSSED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has selected the firm of Mayer Hoffman McCann P.C., independent certified public accountants, to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2015. Representatives of Mayer Hoffman are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions. Mayer Hoffman leases substantially all its personnel, who work under the control of Mayer Hoffman shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. All of the hours expended on Mayer Hoffman’s engagement to audit our financial statements for the 2014 fiscal year were attributed to work performed by such leased personnel.

Neither our governing documents nor applicable laws require stockholder ratification of the selection of Mayer Hoffman as our independent registered public accounting firm. However, the Board is submitting the selection of Mayer Hoffman to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection of Mayer Hoffman, the Audit Committee will reconsider whether or not to retain Mayer Hoffman. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm Fee Information

The following table sets forth the aggregate fees billed by Mayer Hoffman for the services indicated for the fiscal years ended September 30, 2014 and 2013. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended September 30, 2014	Fiscal Year Ended September 30, 2013
Audit Fees(1)	$169,000	$164,300
Audit-Related Fees(2)	—	18,852
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$169,000	$183,152

(1)	Includes fees for: (i) the audit of our annual financial statements for the fiscal years ended September 30, 2014 and 2013 included in our annual reports on Form 10-K; (ii) the audit of our internal control over financial reporting for the fiscal years ended September 30, 2014 and 2013; and (iii) the review of our interim period financial statements for the fiscal years ended September 30, 2014 and 2013 included in our quarterly reports on Form 10-Q.
(2)	Includes fees for related services that are normally provided in connection with regulatory filings or engagements.

Pre-Approval Policies

The Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under these policies and procedures, prior to the engagement of the independent registered public accounting firm for pre-approved services, requests or applications for the independent registered public accounting firm to provide services must be submitted to the Audit Committee and must include a detailed description of the services to be rendered. Our chief financial officer and the independent registered public accounting firm must ensure that the independent registered public accounting firm is not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee’s pre-approval, and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent registered public accounting firm and the related fees.

Each request or application must include:

•	a recommendation by our chief financial officer as to whether the Audit Committee should approve the request or application; and

•

a joint statement of our chief financial officer and the independent registered public accounting firm as to whether, in their view, the request or application is consistent with the SEC’s requirements for auditor independence of the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit Committee also will not permit the independent registered public accounting firm to be engaged to provide any services to the extent that the SEC has prohibited the provision of those services by an independent registered public accounting firm, which generally include:

•	bookkeeping or other services related to accounting records or financial statements;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions;

•	human resources;

•	broker-dealer, investment adviser or investment banking services;

•	legal services;

•	expert services unrelated to the audit; and

•	any service that the PCAOB determines is not permissible.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 2 TO RATIFY THE SELECTION OF MAYER HOFFMAN TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2015.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC.

As described in its charter, the Audit Committee meets with the independent auditors and our officers or other personnel responsible for our financial reports. The Audit Committee is responsible for reviewing the scope of the auditors’ examination of the Company and the audited results of the examination. The Audit Committee is also responsible for discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Among other matters, the Audit Committee considers and selects a certified public accounting firm as our independent auditor. The Audit Committee held four meetings during the 2014 fiscal year.

In accordance with rules adopted by the SEC, the Audit Committee states that:

•	The Audit Committee has reviewed and discussed with management our audited financial statements for the 2014 fiscal year.

•

The Audit Committee has discussed with Mayer Hoffman McCann P.C., our independent registered public accountants, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•

The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Mayer Hoffman McCann P.C.’s communications with the Audit Committee concerning independence, and has discussed with Mayer Hoffman McCann P.C. its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, for filing with the SEC.

Audit Committee

Vinton P. Cunningham

James C. Hale

Bruce E. Hansen

This foregoing Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the charters of the committees of the Board and our Code of Business Conduct and Ethics described below may be viewed on our Internet website at www.miteksystems.com under “Investors.” You may also request a copy of any of these documents free of charge by writing to our Corporate Secretary at Mitek Systems, Inc., 8911 Balboa Avenue, San Diego, California 92123, Attn: Corporate Secretary.

Director Independence

The Board is responsible for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board of directors. The Board consults with our counsel to ensure that the Board’s determinations regarding the independence of our directors are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director (or former director, as applicable), or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has determined that all of our directors other than Mr. DeBello and Mr. Thornton are independent, in each case as defined in NASDAQ Listing Rule 5605(a)(2). In addition, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership.

Meetings of the Board

The Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the 2014 fiscal year, the Board met four times and acted by unanimous written consent one time. No director attended fewer than 75% of the aggregate number of meetings held by the Board during the 2014 fiscal year.

Executive Sessions

As required under applicable NASDAQ listing standards, our independent directors periodically meet in executive session at which only they are present.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage all of our directors to attend. Each director nominee discussed in Proposal No. 1 above attended our 2014 annual meeting of stockholders, except for Mr. Hart.

Board Leadership Structure

The leadership structure of the Board is such that our Chairman and our Chief Executive Officer positions are separated. Mr. Thornton has served as our Chairman since October 1987. We believe having a chairman separate from the chief executive officer with extensive experience as both an officer and director of the Company has provided the Board with consistent and knowledgeable leadership that has enhanced the effectiveness of the Board as a whole. Our corporate governance guidelines do not require the Board to choose a chairman separate from the chief executive officer, but the Board believes this leadership structure is the appropriate structure for the Company at this time. The Board has the discretion to choose its chairman in any manner that it deems to be in the best interests of the Company and our stockholders.

As Dr. Farmer is not standing for re-election when his term expires at the Annual Meeting, he will cease to be a member of the Board following the Annual Meeting and the size of the Board will be reduced accordingly to seven. Dr. Farmer will continue to serve on the Compensation Committee and Nominating and Corporate Governance Committee until the Annual Meeting. Immediately following the Annual Meeting, Mr. Aulet will be appointed to the Compensation Committee and the Nominating and Corporate Governance Committee to fill the seats on such committees currently held by Dr. Farmer.

Board’s Role in Risk Oversight

The Board is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk. The Board, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of the Board, which oversee risks inherent in their respective areas of responsibility, reporting to the Board regularly and involving the Board in their performance of risk oversight, as necessary. For example, the Audit Committee oversees our financial exposure and financial reporting related risks and the Compensation Committee of the Board (the “Compensation Committee”) oversees risks related to our compensation programs and practices. The Board, as a whole, directly oversees our strategic and business risk, including product development risk, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe the Board’s leadership structure supports its role in risk oversight, with our President and Chief Executive Officer and our Chief Financial Officer responsible for assessing and managing risks facing the Company day-to-day and our Chairman and other members of the Board providing oversight of such risk management.

Information Regarding Board Committees

The Board has established standing Audit, Compensation, and Nominating and Corporate Governance Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The three committees operate under written charters adopted by the Board, each of which is available on our Internet website at www.miteksystems.com under “Investors.” The following table provides meeting information for the 2014 fiscal year for each of the committees of the Board and current membership for each of the committees of the Board. Each member of the committees of the Board during the 2014 fiscal year attended at least 75% of the meetings of each of the committees of the Board on which he served that were held during the period for which he was a committee member.

	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee
Employee Director:
James B. DeBello	—		—		—
Non-Employee Directors:
John M. Thornton	—		—		—
Vinton P. Cunningham	X	(1)	—		—
Gerald I. Farmer, Ph.D.(2)	X		X	(1)	X
Bruce E. Hansen	X		—		X
Alex W. “Pete” Hart	—		X		X	(1)
Sally B. Thornton(3)	—		—		—
Total meetings in the 2014 fiscal year	4		1		2
Total actions by written consent in the 2014 fiscal year	—		—		1

(1)	Committee chairperson.
(2)	Effective as of November 4, 2014, Mr. Hale was appointed to the Audit Committee to fill Dr. Farmer’s seat on the committee.
(3)	Effective as of November 4, 2014, Mrs. Thornton resigned from the Board.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(a) of the Exchange Act. The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements, monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and reviewing the independence and performance of our independent registered public accountants. The current members of the Audit Committee are Messrs. Cunningham, Hale and Hansen. The Board has determined that Mr. Cunningham is an “audit committee financial expert” in accordance with applicable SEC rules. Each of the members of the Audit Committee is an “independent” director within the meaning of the applicable NASDAQ listing standards, as well as applicable SEC rules and regulations.

Compensation Committee

The Compensation Committee reviews executive compensation, establishes executive compensation levels, recommends employee compensation programs and administers our incentive plans. The current members of the Compensation Committee are Messrs. Hansen and Hart and Dr. Farmer, each of whom is an “independent” director within the meaning of the applicable NASDAQ listing standards, as well as applicable SEC rules and regulations.

Nominating and Corporate Governance Committee

The Nominating Committee is responsible for reviewing and making recommendations to the Board regarding the composition and structure of the Board, establishing criteria for Board membership and corporate policies relating to the recruitment of Board members, and establishing, implementing and monitoring policies and processes regarding principles of corporate governance. The current members of the Nominating Committee are Dr. Farmer and Mr. Hart, each of whom is an “independent” director within the meaning of the applicable NASDAQ listing standards, as well as applicable SEC rules and regulations.

Consideration of Director Nominees

Director Qualifications

When evaluating nominees for election as directors (including all persons recommended by stockholders to become nominees for election as directors), the Nominating Committee takes into account: (i) all factors the Committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge; and (ii) the following minimum qualifications:

•	the highest personal and professional ethics, integrity and values and sound business judgment;

•

a background that demonstrates significant accomplishment in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	relevant expertise and experience and an ability to offer advice and guidance to our chief executive officer based on such expertise and experience;

•	independence from any particular constituency and an ability to be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and

•	sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

The Nominating Committee retains the right to modify these criteria from time to time.

Stockholder Nominations

The Nominating Committee will consider director candidates recommended by our stockholders of record. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not a candidate was recommended by a stockholder of record. Stockholders of record who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation and timely notice in accordance with our Bylaws to the Nominating and Corporate Governance Committee at Mitek Systems, Inc., 8911 Balboa Avenue, San Diego, California 92123, Attn: Corporate Secretary not later than the close of business on December 5, 2015 nor earlier than November 5, 2015; provided, however, that if the date of our next annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

Each written recommendation must set forth, among other information:

•	the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•

the class, series and number of shares of common stock of the Company, and any convertible securities of the Company, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•

any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or settlement payment at a price related to any class or series of shares of the Company or with a value derived from the value of any class or series of shares of the Company, directly or indirectly, owned beneficially by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•

any proxy, agreement, arrangement, understanding, or relationship pursuant to which such stockholder of record and any beneficial owner on whose behalf the nomination is being made has or shares a right to vote any shares of any security of any class or series of the Company;

•	any short interest in any security of the Company held by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•	the proposed director candidate’s name, age, business address and residential address;

•

complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•

the class and number of shares of common stock of the Company that are beneficially owned by the proposed director candidate and any convertible securities of the Company that are beneficially owned by the director candidate as of the date of the written recommendation;

•	a completed and signed questionnaire, representation and agreement from the director candidate, as further described in our Bylaws; and

•

any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.

Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as a director if so elected. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to director nominations. If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above and more fully set forth in our Bylaws, the Secretary will provide the foregoing information to the Nominating and Corporate Governance Committee.

Evaluating Nominees for Director

Our Nominating Committee considers director candidates that are suggested by members of the committee, other members of the Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth above. The Nominating Committee may, in the future, also retain a third-party search firm to identify candidates on terms and conditions acceptable to the Nominating Committee, but to date it has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating Committee evaluates all nominees for director under the same approach whether they are recommended by stockholders or other sources.

The Nominating Committee reviews candidates for director nominees in the context of the current composition of the Board and committees of the Board, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee considers the director nominee’s qualifications, diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, the committees of the Board and the Company, to maintain a balance of knowledge, experience, diversity and capability. In addition, the Nominating Committee seeks candidates with significant experience in the Company’s targeted markets. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Board, the committees of the Board and the Company during their respective terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee will also determine whether the nominee meets the minimum director qualifications set forth above, has at least the same level of education and experience as the Company’s then-current directors, and whether such nominee is independent for NASDAQ purposes, which determination will be based upon applicable NASDAQ listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.

The Nominating Committee will evaluate each proposed director’s candidacy, including proposed candidates recommended by security holders and recommend whether the Board should nominate such proposed director candidate for election by our stockholders.

Stockholder Communications to the Board

Stockholders may contact an individual director, the Board as a group or a specified committee or group of directors, including the non-employee directors as a group, at the following address: Mitek Systems, Inc., 8911 Balboa Avenue, San Diego, California 92123, Attn: Board of Directors. We will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics or request general information about the Company.

Non-Employee Director Compensation

For the 2014 fiscal year, our non-employee directors received $3,000 for each regularly scheduled Board meeting attended, except for our Chairman, who received an annual retainer of $100,000 in lieu of a per meeting fee. In addition, each of our non-employee directors received $1,000 for each committee meeting attended. We also reimburse our non-employee directors for their reasonable expenses incurred in attending Board and committee meetings. Members of the Board who are also employees of the Company receive no compensation for their services as a director.

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the members of the Board for the fiscal year ended September 30, 2014:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards (2)	All Other Compensation ($)(3)	Total Compensation ($)
Vinton P. Cunningham	$16,000	$78,750	$—	$94,750
Gerald I. Farmer, Ph.D.	$19,000	$78,750	$—	$97,750
Bruce E. Hansen	$18,000	$78,750	$—	$96,750
Alex W. “Pete” Hart	$15,000	$78,750	$—	$93,750
John M. Thornton	$100,000	$78,750	$14,227	$192,977
Sally B. Thornton	$12,000	$78,750	$—	$90,750

(1)	James B. DeBello, a director, our President and Chief Executive Officer and a named executive officer, is not included in this table as he is an employee of the Company and therefore receives no compensation for his service as a director. Mr. DeBello’s compensation is included in the “Summary Compensation Table” below.
(2)	The amounts shown under the “Stock Awards” column represent the aggregate grant date fair value of restricted stock units (“RSUs”) granted to each non-employee director computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 4 to our financial statements included in our Form 10-K filed with the SEC on December 5, 2014.
(3)	Represents medical, dental and group term life insurance premiums paid on behalf of Mr. Thornton.

For the 2015 fiscal year, our non-employee directors will no longer receive the per meeting fees described above. Instead, based on a competitive assessment of board compensation provided by Barney & Barney LLC, our compensation consultant, and to align director compensation with market practice, we will be shifting to a retainer based compensation model and our non-employee directors will receive the following compensation for their service during the 2015 fiscal year:

Element of Annual Compensation	Dollar Value
Retainer for Board Members(1)	$30,000
Retainer for Chairman of the Board(1)	100,000
Annual Equity Awards(2)	100,000

(1)	This retainer is paid on a quarterly basis.
(2)	The aggregate value of annual equity award grants will be $100,000 for each director (rounded to the nearest 500 shares).

The Board, based upon the recommendation of the Compensation Committee, approved the grant of 40,000 stock options to each of Messrs. Cunningham, Hale, Hansen, Hart, Thornton and Dr. Farmer for the fiscal year ending September 30, 2015. Upon his appointment to the Board on January 27, 2015, the Board approved the grant of 40,000 stock options to Mr. Aulet.

Our non-employee directors will continue to be reimbursed for their reasonable expenses incurred in attending Board and committee meetings.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

The officers of the Company serve at the pleasure of the Board. The following table includes the names and certain information about our current executive officers:

Name	Age	Position
James B. DeBello	56	President and Chief Executive Officer and Director
Russell C. Clark	46	Chief Financial Officer and Secretary
Michael E. Diamond	50	Chief Revenue Officer

Russell C. Clark. Mr. Clark has served as our Chief Financial Officer since October 2011 and as our Secretary since February 2013. Prior to joining Mitek, from July 2006 to June 2011, Mr. Clark served in various roles, most recently Senior Vice President, Finance, at Epicor Software Corporation, a leading global provider of enterprise business software solutions for midmarket-sized companies. While at Epicor, he provided financial leadership in connection with raising growth capital, consummating acquisitions, better aligning Epicor’s operating expenses with its revenues and executing the sale of Epicor to APAX Partners, a private equity firm. From August 2004 to June 2006, he served as Chief Accounting Officer at Peregrine Systems, Inc., a global provider of enterprise software for information technology service and asset management, where he provided financial leadership in connection with the successful turn-around of Peregrine and its sale to Hewlett-Packard Company. From August 2002 to August 2004, he served as Vice President, Finance and Corporate Controller of FICO (formerly Fair Isaac Corporation), a global provider of enterprise analytic software solutions and credit scores, where he was a key member of the team that consummated the merger of FICO and HNC Software Inc., a global provider of enterprise analytic software, and was responsible for integrating the operations of those companies following the merger, as well as playing a key role in other acquisitions. From January 2000 to August 2002, Mr. Clark served in various roles, including as Senior Vice President, Corporate Finance, at HNC Software. From August 1990 to January 2000, Mr. Clark began his career at PricewaterhouseCoopers LLP, where he most recently served as a senior manager in the technology industry group. Mr. Clark earned a bachelor’s degree in business administration with an emphasis in accounting with highest distinction from The University of Iowa and is a certified public accountant.

Michael E. Diamond. Mr. Diamond has served as our Chief Revenue Officer since September 2013, and from June 2012 until September 2013 he served as our Senior Vice President, Sales and Business Development. Prior to joining Mitek, from March 2008 to June 2012, Mr. Diamond served as Senior Vice President, Business Development, at Obopay Corporation, a global mobile payments company. From July 2004 to March 2008, he served as a Business Unit Executive at IBM Corporation. From January 2001 to July 2004, Mr. Diamond served as Vice President, Business and Corporate Development, at Alphablox Corporation, a provider of software for web-based enterprise analytics, and was directly involved in shaping and driving Alphablox’s acquisition by IBM Corporation. From November 1999 to January 2001, Mr. Diamond served in various roles, including Senior Vice President Business Development/General Manager, Latin America and Japan, at S1 Corporation, an online financial services provider. From March1996 to November 1999, Mr. Diamond served in various management roles, including as Director, Channel Sales, at Edify Corporation, a provider of interactive voice response and online financial services software. Mr. Diamond earned a bachelor’s degree in business administration with an emphasis in international business from St. Norbert College.

There are no family relationships among any of our executive officers. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for the fiscal year ended September 30, 2014 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amounts and forms of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Company Highlights

Our financial and operational performance for the fiscal year ended September 30, 2014 reflected our continued efforts to increase our top-line performance, while managing our costs and improving our margins. Our 2014 fiscal year highlights include:

•	increased total revenue by 29% to $19.2 million; and

•	increased the number of financial institutions with agreements to deploy our Mobile Deposit® product by 113% to 3,026 financial institutions as of September 30, 2014.

•	reduced GAAP net loss by 27% from $7,275,706 to $5,291,869.

•	achieved a 5 year stock price return of 146%.

Board’s Consideration of Advisory Vote

In February 2014, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Our stockholders approved the compensation of our named executive officers, with approximately 78% of stockholder votes cast in favor of our “say-on-pay” resolution. As we evaluated our compensation practices and talent needs throughout the 2014 fiscal year, our Board was mindful of the level of support our stockholders expressed for our philosophy of linking compensation to our operating objectives and the long-term interests of our stockholders.

Named Executive Officers

As required by SEC rules, this Compensation Discussion and Analysis discusses compensation decisions with respect to (i) our Chief Executive Officer, (ii) Chief Financial Officer, (iii) the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as executive officers at the end of the 2014 fiscal year, and (iv) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding clause (iii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the 2014 fiscal year. We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “named executive officers.” For the fiscal year ended September 30, 2014, the named executive officers were:

•	James B. DeBello, our President and Chief Executive Officer (“CEO”);

•	Russell C. Clark, our Chief Financial Officer and Secretary (“CFO”);

•	Michael E. Diamond, our Chief Revenue Officer (“CRO”);

•	Michael S. Strange, our Chief Technology Officer (“CTO”); and

•	Scott R. Carter, our Chief Marketing Officer (“CMO”).

Messrs. Strange and Carter left the Company on August 15, 2014 and September 19, 2014, respectively, but have been included in this Compensation Discussion and Analysis and the related compensation tables set forth herein in accordance with SEC rules.

Compensation Philosophy and Objectives

Our compensation philosophy is built upon the principles of pay for performance, shared ownership and alignment with the long-term interests of our stockholders. We believe that every aspect of our compensation programs, including the mix of short-term and long-term cash and equity payments, should enhance the Company’s ability to maximize stockholder value over time. Our specific objectives consistent with that philosophy are to:

•	align our executive officers’ compensation with our business objectives and the interests of our stockholders;

•	foster a goal-oriented, highly motivated management team whose participants have a clear understanding of our business objectives and shared corporate values; and

•	enable us to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment.

To meet these objectives, the Compensation Committee has designed a compensation program that combines “fixed” forms of compensation, such as base salaries and certain other benefits, with “at-risk” forms of compensation, such as performance-based annual bonuses, based upon the achievement of corporate and individual goals established by the Compensation Committee, and long-term equity incentive awards, which reward increasing the long-term value of the Company. While our objectives guide the development of our compensation programs, we may alter our programs and practices according to the evolving needs of the Company, within the constraints of any agreements in place with individual employees.

Process for Establishing Compensation

Role of the Compensation Committee and Executive Officers

The current members of the Compensation Committee are Mr. Hart, Dr. Farmer and Mr. Hansen. Each of these individuals qualifies as (i) an “independent director” under the requirements of NASDAQ listing rules, (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act and (iii) an “outside director” under Section 162(m). The Compensation Committee is responsible for monitoring the performance and compensation of our named executive officers, reviewing compensation plans and administering our incentive plans.

The Compensation Committee operates under a written charter and is responsible for annually reviewing and approving the amount and form of compensation of our Chief Executive Officer and making recommendations to the Board with respect to the amount and form of compensation of our other executive officers. The Compensation Committee considers recommendations from Mr. DeBello, our President and Chief Executive Officer, in determining executive compensation. Specifically, our Chief Executive Officer recommends base salary increases, equity award levels and the performance goals that are used in our annual bonus program and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. The Compensation Committee has and exercises the ability to materially increase or decrease the compensation amounts recommended by our Chief Executive Officer. Our Chief Executive Officer is also involved in our executive compensation process by providing input on the performance targets for our annual bonus program, including the relative weight to be assigned to each performance target. Our Compensation Committee routinely meets in executive session, and our Chief Executive Officer is not permitted to attend during sessions of the Compensation Committee and sessions of the Board where decisions are made regarding his compensation.

The Compensation Committee also considers the input of our compensation consultant, Barney & Barney LLC (the “Compensation Consultant”), a consulting firm selected by the Compensation Committee (see below under “Role of the Compensation Consultant”). Although the Compensation Committee considers the input of our CEO and the Compensation Consultant, it is not bound by such recommendations, and the Compensation Committee’s determinations with respect to all executive compensation are submitted to the Board for final approval.

Role of the Compensation Consultant

In designing compensation programs and determining compensation levels for our named executive officers for the 2014 fiscal year, the Compensation Committee retained the services of the Compensation Consultant to formulate a report and make recommendations to the Compensation Committee regarding our compensation programs and executive compensation levels for the 2014 fiscal year. The Chairman of the Compensation Committee worked directly with the Compensation Consultant to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes. The Compensation Committee has assessed the independence of the Compensation Consultant and determined that no conflict of interest exists under the rules established by the SEC. The Compensation Committee reviews the independence of its advisors annually.

In connection with its engagement, the Compensation Consultant provided the Compensation Committee with benchmark comparative data for our named executive officers with respect to base salaries, target and actual total cash compensation levels, long-term incentive values, and target and total direct compensation. In making compensation decisions for the 2014 fiscal year, the Compensation Committee compared each element of total direct compensation against a peer group of 16 publicly traded companies in the technology industry, with an emphasis on application software, public payments, banking and mobile applications against which the Compensation Committee believes we compete in the market for executive talent. We collectively refer to this group as the “Compensation Peer Group.” The pay data for this group was analyzed by the Compensation Consultant using each company’s recent public filings. This Compensation Peer Group was used, when available, for all executive officers, including our named executive officers. The selection criteria for the Compensation Peer Group is as follows: less than $150 million in annual revenues, less than 500 employees, and less than $1 billion in market capitalization, with an emphasis on companies located in California or other high cost of living areas. The following is a list of the 16 companies comprising our Compensation Peer Group for the 2014 fiscal year:

Actuate Corporation	Glu Mobile Inc.	Pros Holdings
American Software, Inc.	Immersion Corporation	Smith Micro Software, Inc.
Aware, Inc.	Jive Software, Inc.	VASCO Data Security International, Inc.
Callidus Software Inc.	Model N, Inc.	Zix Corporation
Digimarc Corporation	NetSol Technologies Inc.
Ellie Mae, Inc.	PDF Solutions, Inc.

The Compensation Committee used the peer group data provided by the Compensation Consultant to make the initial determination of the competitiveness of total direct compensation for each executive. Our Compensation Committee makes adjustments down or up from such market-based determination based on its comprehensive assessment of retention risk for each executive, based in part on input from our Chief Executive Officer with regard to the positions that report to him.

Components of Executive Compensation

The Company’s executive compensation program consists of the following elements:

•	base salary;

•	annual bonuses;

•	equity-based incentives;

•	other benefits; and

•	severance and change of control plans.

Base Salary

We provide a base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. Base salary will typically be used to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, and should reflect individual performance related to our overall financial performance as well as competitive practice. Salary reviews are typically performed annually in conjunction with performance reviews.

Generally, the initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience and prior salary level. Thereafter, the Compensation Committee reviews and recommends adjustments, as necessary or appropriate, to the base salaries of our executive officers to the Board on an annual basis.

The Compensation Committee typically targets named executive officers’ salaries at a level that is near the median of salaries of executives with similar roles at comparable companies. The Compensation Committee believes that the median for base salaries is the minimum cash compensation level that would allow us to attract and retain talented executives.

All employees’ base salaries are reviewed annually for possible merit increases taking into account the criteria referenced above, but merit increases are not automatic or guaranteed.

In November 2013, based on the recommendation of the Compensation Committee, the Board approved a three percent increase in the base salaries for each of our named executive officers for the 2014 fiscal year, consistent with market trends and practices. The following table sets forth information regarding base salaries approved by the Board for the 2014 fiscal year for our named executive officers:

Named Executive Officer	2014 Base Salary(1)
James B. DeBello	$408,600
Russell C. Clark	$237,700
Michael E. Diamond	$180,300
Michael S. Strange(2)	$257,500
Scott R. Carter(3)	$273,725

(1)	Base salaries for the 2014 fiscal year became effective January 1, 2014.
(2)	Mr. Strange’s employment as Chief Marketing Officer terminated effective September 19, 2015.
(3)	Mr. Carter’s employment as Chief Technology Officer terminated effective August 15, 2015.

Annual Bonus

Our annual bonus plan is one of the key components of the “at-risk” compensation we offer to our executives. We utilize our annual bonus plan to reward performance achievements with a time horizon of one year or less and such plan is intended to motivate and reward our executives for their contributions toward meeting longer-term corporate financial and strategic goals and to align the interests of such executives with those of our stockholders.

In developing our annual bonus plan, the Compensation Committee sets targets which it believes reflect the business conditions within our industry and are consistent with achieving our short- and long-term goals. The target achievement levels for our executives with respect to the applicable performance metrics are based on the Board-approved operating plan, which reflects target Company performance for the upcoming fiscal year, and the targets are calibrated such that they are challenging enough to require strong and consistent effort by the executives in order to be achieved.

In December 2013, the Board, based upon the recommendation of the Compensation Committee, approved the Company’s executive bonus program for the fiscal year ending September 30, 2014 (the “2014 Bonus Plan”). Pursuant to the terms of the 2014 Bonus Plan, certain of the Company’s executives were eligible to receive cash bonuses based upon the achievement of certain corporate and individual performance goals during the 2014 fiscal year. Our CEO had a bonus target equal to 80% of his annualized salary, and our CFO, CTO and CMO each had a bonus target equal to 40% of their respective annualized salaries. The 2014 Bonus Plan provided that our CEO’s bonus would be determined at the discretion of the Compensation Committee. For our CFO, CTO and CMO, the 2014 Bonus Plan provided that up to 75% of the bonus target would be based upon achievement of the Company’s revenue and adjusted net income plans and the remaining 25% of the bonus target would be based upon achievement of certain individual performance goals determined by our CEO. The maximum bonus payable to our CFO, CTO and CMO was 150% of their respective bonus targets.

In making its determination with respect to the achievement of performance objectives, the Compensation Committee considers our CEO’s recommendations with respect to the performance of his direct reports against their individual performance objectives. Following the end of the 2014 fiscal year, the Compensation Committee assessed the Company’s performance against the corporate performance component and determined that the Company had achieved 97.9% of its revenue plan and 150% of its adjusted net income plan. Accordingly, after taking into account the named executive officers’ performance against their respective individual performance goals, the Compensation Committee awarded the following annual bonus amounts, which amounts were paid to Messrs. DeBello, Clark, Strange and Carter in November 2014:

Named Executive Officer	2014 Bonus Target (as a percentage of base salary)	2014 Bonus Target (base salary * target %)	2014 Bonus
James B. DeBello	80%	$326,918	$326,918
Russell C. Clark	40%	95,502	106,434
Michael S. Strange(1)	40%	93,620	80,932
Scott R. Carter(2)	40%	99,896	86,358

(1)	Mr. Strange’s employment as CMO terminated effective September 19, 2015 and his 2014 bonus target amount has been prorated accordingly.
(2)	Mr. Carter’s employment as CTO terminated effective August 15, 2015 and his 2014 bonus target amount has been prorated accordingly.

Our CRO was not a participant under the 2014 Bonus Plan. However, our CRO receives commission based upon achievement of the Company’s revenue plan, at a target commission equal to 100% of his annualized salary base and a maximum commission equal to 250% of his annualized base salary. In addition to such commission, our CRO is entitled to receive quarterly and annual cash incentives based upon achievement of the Company’s quarterly and annual revenue plans, in an aggregate amount of up to $80,000. Based on the Company’s achievement of 97.9% of its revenue plan, Mr. Diamond received commissions equal to $171,916 and an aggregate of $30,000 in quarterly cash incentives.

Equity-Based Incentives

Our long-term equity-based incentives are another key component of our “at-risk” compensation package and are intended to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our executive officers through the use of equity incentives.

Equity-based incentives are granted to our executive officers under the 2012 Plan. Stock options granted under the 2012 Plan generally vest as to 25% of the shares on the one-year anniversary of the date of grant and thereafter in equal monthly installments over a period of three years. RSUs granted under the 2012 Plan may be issued for nominal or no cost and may be granted in consideration of the recipient’s past or future services performed for the Company. RSUs generally vest in equal annual installments over a period of four years from the date of grant.

Typically, the size and form of the initial equity awards for our executive officers have been established through arm’s-length negotiation at the time the individual executive officer was hired. In formulating these awards, the Compensation Committee has considered, among other things, the prospective role and responsibility of the executive officer, the amount of equity-based compensation held by the executive officer at his or her former employer, the cash compensation received by the executive officer, the Compensation Committee’s sense of the competitive market for similar positions (based on input from the Compensation Consultant), and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. Thereafter, the Compensation Committee has reviewed the equity holdings of our executive officers annually and periodically recommended to the Board, based on input from the Compensation Consultant, the grant of equity awards in the form of stock options and/or RSUs to our executive officers to ensure that their overall equity position was consistent with our compensation objectives.

On November 5, 2013, Messrs. DeBello, Clark, Diamond, Strange and Carter were granted annual equity incentive awards, based in part on the performance of the Company during the year ended September 30, 2013 and based on input from the Compensation Consultant. The following table sets forth the number of equity awards granted on November 5, 2013 and the total fair market value on that date for each executive.

Named Executive Officer	Restricted Stock Units	Total Fair Market Value
James B. DeBello	107,495	$564,349
Russell C. Clark	37,727	198,067
Michael E. Diamond	56,930	298,883
Michael S. Strange	28,217	148,139
Scott R. Carter	6,783	35,611

Other Benefits

We maintain a 401(k) plan that allows participating employees to contribute a percentage of their salary, subject to Internal Revenue Service annual limits, on a pre-tax basis pursuant to a cash or deferred arrangement under Section 401(k) of the Code. During fiscal years ended September 30, 2014, 2013 and 2012, the Board did not approve any Company matching contributions to the plan.

In addition, we provide health care, dental, vision and life insurance, employee assistance plans, long-term disability and accidental death and dismemberment benefits to all full-time employees, including our named executive officers. These benefits are available to all employees, subject to applicable laws. We believe these benefits are consistent with benefits of companies with which we compete for employees.

Severance and Change of Control Plans

The Compensation Committee provides our executives with severance and change of control protection when it determines that such protection is necessary to attract or retain an executive. Under the terms of their respective executive severance and change of control plans, each named executive officer is entitled to receive certain severance payments and benefits in the event that he is terminated without cause or resigns for good reason and/or is terminated in connection with a change of control of the Company, subject in all cases to certain conditions. The severance payments and benefits that are payable under these plans are further described below in the section entitled “Potential Payments Upon Termination or Change of Control.”

Executive Compensation for the 2015 Fiscal Year

Components of Executive Compensation

Base Salary. Based on input from the Compensation Consultant, the Compensation Committee approved a three percent increase in the base salaries for each of our current named executive officers for the 2015 fiscal year, consistent with market trends and practices.

Annual Bonus. On November 4, 2014, the Board, based upon the recommendation of the Compensation Committee, approved the Company’s executive bonus program for the fiscal year ending September 30, 2015 (the “2015 Bonus Plan”). Pursuant to the terms of the 2015 Bonus Plan, the Company’s CEO and CFO will be eligible to receive cash bonuses based upon the achievement of certain corporate and individual performance goals during the 2015 fiscal year. The bonus targets under the 2015 Bonus Plan are consistent with the 2014 Bonus Plan, with our CEO having a bonus target equal to 80% of his annualized salary and our CFO having a bonus target equal to 50% of his annualized salary. Up to 75% of the bonus target for both the CEO and CFO is based upon achievement of two financial metrics (revenue and non-GAAP net income) and the remaining 25% of the bonus target is based upon achievement of certain individual performance goals. The maximum bonus payable to the Company’s CEO and CFO is 150% of their respective bonus targets.

Equity-Based Incentives. The Board, based upon the recommendation of the Compensation Committee, approved the following stock option grants for the fiscal year ending September 30, 2015: Mr. DeBello—250,000 shares; Mr. Clark—200,000 shares; and Mr. Diamond—150,000 shares.

Tax Considerations

Section 162(m) generally disallows a tax deduction for compensation in excess of $1.0 million paid to certain named executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Board may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Risks Related to Compensation Policies and Practices

The Compensation Committee has considered whether the Company’s overall compensation program for its employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted and the uniformity of compensation policies across the Company, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits.

Hedging Prohibition

As part of our insider trading policy, without the prior approval of our CFO, our executives and directors are prohibited from short selling and buying or selling puts and calls on our securities, and from engaging in hedging, forward sale and other similar derivative transactions of our securities.

Summary Compensation Table

The following table sets forth certain information regarding the compensation earned by each of our named executive officers during the fiscal years ended September 30, 2014, 2013 and 2012:

Name and Principal Position	Year	Salary ($)			Bonus ($)			Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)			Total Compensation ($)
James B. DeBello	2014		$402,240			$4,250	(4)		$564,349		$—		$326,918		$774			$1,298,531
President & CEO	2013		$396,745			$2,750	(5)		$—		$172,605		$317,396		$774			$890,270
	2012		$385,189			$115,557			$368,330		$760,954		$—		$414			$1,630,444

Russell C. Clark	2014		$236,777			$—			$198,067		$—		$106,434		$270			$541,548
Chief Financial Officer	2013 2012	$ $	231,750 215,481	(6)	$ $	— 56,250		$ $	11,700 184,170	$ $	86,303 1,616,083	$ $	92,700 —	$ $	270 180		$ $	422,723 2,072,164

Michael E. Diamond	2014		$178,796			$—			$298,883		$—		$201,916		$345			$679,940
Chief Revenue Officer	2013 2012	$ $	175,000 47,788	(7)	$ $	— 51,421		$ $	— 97,250	$ $	23,014 471,000	$ $	314,741 —	$ $	225 113		$ $	512,980 667,572

Michael S. Strange	2014		$241,950	(8)		$750	(9)		$148,139		$—		$80,932		$144,397	(10)		$616,168
Chief Technology Officer	2013 2012	$ $	260,000 55,000	(13)	$ $	3,000 42,063	(11)	$ $	— 105,250	$ $	23,014 724,310	$ $	96,200 —	$ $	58,791 2,944	(12) (14)	$ $	441,005 929,567

Scott R. Carter	2014		$255,423	(15)		$—			$35,611		$—		$86,358		$18,527	(16)		$395,919
Chief Marketing Officer	2013		$57,692	(17)		$—			$226,400		$891,326		$25,000		$71,367	(18)		$1,271,785

(1)	The amounts shown under the “Stock Awards” column and the “Option Awards” column represent the aggregate grant date fair value of RSUs and option awards, respectively, granted to each named executive officer in the year indicated, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 4 to our financial statements included in our Form 10-K filed with the SEC on December 5, 2014.
(2)	The amounts shown under the “Non-Equity Incentive Plan Compensation” column represents (a) annual cash bonuses earned by Messrs. DeBello, Clark, Strange and Carter pursuant to the 2014 Bonus Plan and (b) with respect to Mr. Diamond, the aggregate commissions earned under the commission plan described above.
(3)	Represents group term life insurance premiums paid on behalf of our named executive officers in the fiscal years ended September 30, 2014, 2013 and 2012, unless otherwise noted.
(4)	Represents a bonus of $4,250 with respect to a patent we filed in the 2014 fiscal year.
(5)	Represents a bonus of $2,750 with respect to a patent we filed in the 2013 fiscal year.
(6)	Mr. Clark’s employment commenced on October 11, 2011 at an annual base salary of $225,000.
(7)	Mr. Diamond’s employment commenced on June 18, 2012 at an annual base salary of $175,000.
(8)	Mr. Strange’s employment as Chief Technology Officer terminated effective August 15, 2014.
(9)	Represents a bonus of $750 with respect to a patent we filed in the 2014 fiscal year.
(10)	Represents (a) $133,900 related to severance, (b) $10,317 related to accrued vacation and (c) $180 related to group term life insurance premiums paid on his behalf.
(11)	Represents a bonus of $3,000 with respect to a patent we filed in the 2013 fiscal year.
(12)	Represents (a) $58,521 related to relocation costs and (b) $270 related to group term life insurance premiums paid on his behalf.
(13)	Mr. Strange’s employment commenced on July 9, 2012 at an annual base salary of $260,000.
(14)	Represents (a) $2,831 related to relocation costs and (b) $113 related to group term life insurance premiums paid on his behalf.
(15)	Mr. Carter’s employment as Chief Marketing Officer terminated effective September 19, 2014.
(16)	Represents (a) $18,302 related to accrued vacation and (b) $225 related to group term life insurance premiums paid on his behalf.
(17)	Mr. Carter’s employment commenced on July 1, 2013 at an annual base salary of $250,000.
(18)	Represents (a) $71,276 related to relocation costs and (b) $91 related to group term life insurance premiums paid on his behalf.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended September 30, 2014:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: (# of shares)(2)	All Other Option Awards: (# of shares)(3)	Exercise or Base Price of Options Awarded ($ /Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)

		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
James B. DeBello	—	$196,151	$326,918	$490,377	—	—	—	—	—	—	—
	11/05/13	—	—	—	—	—	—	107,495	—	—	$564,349
Russell C. Clark	—	$57,301	$95,502	$143,253	—	—	—	—	—	—	—
	11/05/13	—	—	—	—	—	—	37,727	—	—	$198,067
Michael E. Diamond	—	$105,000	$255,000	$430,000	—	—	—	—	—	—	—
	11/05/13	—	—	—	—	—	—	56,930	—	—	$298,883
Michael S. Strange	—	$56,172	$93,620	$140,430	—	—	—	—	—	—	—
	11/05/13	—	—	—		—	—	28,217	—	—	$148,139
Scott R. Carter	—	$59,938	$99,896	$149,844	—	—	—	—	—	—	—
	11/05/13	—	—	—	—	—	—	6,783	—	—	$35,611

(1)	Messrs. DeBello, Clark, Strange and Carter were participants in the 2014 Bonus Plan and were eligible to receive cash bonuses and Mr. Diamond was eligible to receive commissions, in each case based upon the achievement of certain corporate performance goals as described in the “Compensation Discussion and Analysis” section of this proxy statement.
(2)	RSUs vest in equal annual installments over a period of four years from the date of grant.
(3)	Stock options granted under the 2012 Plan generally vest as to 25% of the shares on the one-year anniversary of the date of grant and thereafter in equal monthly installments over a period of three years.
(4)	In accordance with the terms of our stock plans, the per share exercise price of stock options awarded is equal to the per share closing price of our common stock on the NASDAQ Capital Market on the date of grant.
(5)	The amounts disclosed in the “Grant Date Fair Value of Stock and Option Awards” column are equal to the aggregate grant date fair value of each RSU and stock option award computed in accordance with ASC Topic 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 4 to our financial statements included in our Form 10-K filed with the SEC on December 5, 2014.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

For a narrative discussion of the Summary Compensation Table and the Grants of Plan-Based Awards table, see the footnotes to the tables as well as the Compensation Discussion and Analysis. In addition, below is a description of the material compensation-related terms of all employment arrangements in effect during the fiscal year ended September 30, 2014 with our named executive officers, including annual base salaries during the fiscal year ended September 30, 2014. For a description of the payments and benefits that would be provided to our named executive officers in connection with a termination of their employment or a change of control, see the section below entitled “Potential Payments Upon Termination or Change of Control”.

James B. DeBello

Other than as described below under the section entitled “Potential Payments Upon Termination or Change of Control,” we do not have a separate employment agreement with our CEO, Mr. DeBello.

Russell C. Clark

In October 2011, we entered into a letter agreement with Russell C. Clark, our Chief Financial Officer. Mr. Clark’s annual base salary is $231,750, and he is eligible to participate in the Company’s annual bonus plan, the Company’s 401(k) plan and the health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Clark is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause, by him for good reason or in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”

Michael E. Diamond

In June 2012, we entered into a letter agreement with Michael E. Diamond, our Chief Revenue Officer. Mr. Diamond’s annual base salary is $175,000 and he is paid under a commission plan with a target equal to 100% of his annualized salary, subject to a maximum commission equal to 250% of his annualized salary, based upon achievement of the Company’s annual revenue plan. This plan also provides for additional quarterly and annual cash incentives based upon achievement of the Company’s quarterly and annual revenue plans, up to an aggregate of $80,000. Mr. Diamond is eligible to participate in the Company’s 401(k) plan and the health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Diamond is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”

Michael S. Strange

In June 2012, we entered into a letter agreement with Michael S. Strange, our Chief Technology Officer. Mr. Strange’s annual base salary is $260,000, and he is eligible to participate in the Company’s annual bonus plan, the Company’s 401(k) plan and the health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Strange left the Company, effective August 15, 2014. Pursuant to the terms of the Strange Severance Plan (as defined below), Mr. Strange was also entitled to receive certain severance payments and benefits in the event that his employment was terminated by us without cause, by him for good reason or in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”

Scott R. Carter

In May 2013, we entered into a letter agreement with Scott R. Carter, our Chief Marketing Officer. Mr. Carter’s annual base salary is $250,000 and he is eligible to participate in the Company’s annual bonus plan, the Company’s 401(k) plan and the health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Carter left the Company, effective September 19, 2014. Pursuant to the terms of the Carter Severance Plan (as defined below), Mr. Carter was also entitled to receive certain severance payments and benefits in the event that his employment was terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by our named executive officers as of September 30, 2014:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock Not Yet Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
James B. DeBello	100,000		—	—	$0.80	10/19/15	—	—
President & CEO	100,000		—	—	$0.82	11/18/15	—	—
	150,000		—	—	$1.10	07/10/16	—	—
	250,000		—	—	$0.79	02/24/20	—	—
	273,568	(3)	83,262	—	$2.60	11/15/20	—	—
	64,583	(4)	35,417	—	$11.05	02/22/22	—	—
	—	(5)	—	—	—	—	16,667	$40,167
	34,375	(6)	40,625	—	$2.34	11/16/22	—	—
	—	(7)	—	—	—	—	107,495	$259,063
Russell C. Clark	194,444	(8)	5,556	—	$9.97	10/11/21	—	—
Chief Financial	43,055	(9)	6,945	—	$11.05	02/22/22	—	—
Officer	—	(5)	—	—	—	—	8,334	$20,085
	17,187	(6)	20,313	—	$2.34	11/16/22	—	—
	—	(10)	—	—	—	—	3,750	$9,038
	—	(7)	—	—	—	—	37,727	$90,922
Michael E. Diamond	98,437	(11)	76,563	—	$3.89	06/29/22	—	—
Chief Revenue	—	(12)	—	—	—	—	12,500	$30,125
Officer	4,583	(6)	5,417	—	$2.34	11/16/22	—	—
	—	(7)	—	—	—	—	56,930	$137,201
Michael S. Strange	91,145	(13)	—	—	$4.21	07/09/22	—	—
Chief Technology	4,166	(6)	—	—	$2.34	11/16/22	—	—
Officer
Scott R. Carter	46,666	(14)	—	—	$5.66	07/01/23	—	—
Chief Marketing
Officer

(1)	The option awards expire 10 years from the date of grant, subject to earlier expiration in connection with a termination of employment.
(2)	The closing price of our common stock on the NASDAQ Capital Market as of September 30, 2014 was $2.41 per share.
(3)	The shares subject to the option award vest in equal monthly installments from November 15, 2010, the date of grant, and will be fully vested on November 15, 2015.
(4)	The shares subject to the option award vest over a period of four years from February 22, 2012, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments, and will be fully vested on February 22, 2016.
(5)	The shares subject to the RSU award vest over a period of four years from February 22, 2012, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on February 22, 2016.

(6)	The shares subject to the option award vest over a period of four years from November 16, 2012, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments, and will be fully vested on November 16, 2016.
(7)	The shares subject to the RSU award vest over a period of four years from November 5, 2013, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 5, 2017.
(8)	The shares subject to the option award vest in equal monthly installments from October 11, 2011, the date of grant, and was fully vested on October 11, 2014.
(9)	The shares subject to the option award vest in equal monthly installments from February 22, 2012, the date of grant, and will be fully vested on February 22, 2015.
(10)	The shares subject to the RSU award vest over a period of four years from November 16, 2012, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 16, 2016.
(11)	The shares subject to the option award vest over a period of four years from June 29, 2012, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments, and will be fully vested on June 29, 2016.
(12)	The shares subject to the RSU award vest over a period of four years from June 29, 2012, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on June 29, 2016.
(13)	The shares subject to the option award vested over a period of four years from July 9, 2012, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments. All shares subject to the option award were cancelled on November 13, 2014 in connection with Mr. Strange’s termination.
(14)	The shares subject to the option award vested over a period of four years from July 1, 2013, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments. All shares subject to the option award were cancelled on December 18, 2014 in connection with Mr. Carter’s termination.

Option Exercises and Stock Vested

The following table sets forth information regarding vesting of RSUs for our named executive officers for the fiscal year ended September 30, 2014:

	Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting		Value Realized on Vesting(1)
James B. DeBello	8,333	(2)	$44,998
Russell C. Clark	1,250	(3)	$7,825
Russell C. Clark	4,167	(4)	$22,502
Michael E. Diamond	6,250	(5)	$22,125
Michael S. Strange	6,250	(6)	$20,313
Scott R. Carter	10,000	(7)	$34,100

(1)	The value realized equals the number of shares vested multiplied by the per share closing price of the Company’s common stock on the date of vesting.
(2)	Includes 3,216 shares tendered to us for payment of payroll tax obligations.
(3)	Includes 467 shares tendered to us for payment of payroll tax obligations.
(4)	Includes 1,819 shares tendered to us for payment of payroll tax obligations.
(5)	Includes 2,488 shares tendered to us for payment of payroll tax obligations.
(6)	Includes 2,459 shares tendered to us for payment of payroll tax obligations.
(7)	Includes 4,123 shares tendered to us for payment of payroll tax obligations.

None of our named executive officers exercised stock options during the fiscal year ended September 30, 2014.

Potential Payments Upon Termination or Change of Control

James B. DeBello

On February 28, 2011, we entered into an Executive Severance and Change of Control Plan with James B. DeBello, our President and Chief Executive Officer (the “DeBello Severance Plan”).

Under the terms of the DeBello Severance Plan, if we terminate Mr. DeBello’s employment without Cause (as defined below) or if Mr. DeBello terminates his employment for Good Reason (as defined below), Mr. DeBello will be entitled to receive: (i) a lump-sum cash amount equal to his then-current annual base salary; (ii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans; and (iii) accelerated vesting of 50% of all outstanding equity awards then held by Mr. DeBello.

In addition, the DeBello Severance Plan provides that in the event of a Change of Control (as defined below) of the Company, Mr. DeBello will be entitled to receive: (i) a cash amount equal to two times his then- current annual base salary, payable in accordance with the terms of the DeBello Severance Plan; and (ii) accelerated vesting of 100% of all outstanding equity awards then held by Mr. DeBello. If Mr. DeBello is terminated without Cause or terminates his employment for Good Reason at any time within two months prior to or 24 months following a Change of Control, Mr. DeBello will be entitled to receive a lump-sum cash amount equal to 24 months of premium payments for continuation coverage under the Company’s health plans. As of September 30, 2014, no such termination or Change of Control event had occurred that required the Company to make an accrual related to the DeBello Severance Plan in the financial statements included in the Form 10-K.

The timing of severance payments and benefits under the DeBello Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code (“Section 409A”). The DeBello Severance Plan also provides that such severance payments and benefits are generally subject to certain gross-up provisions in the event that they are characterized as “excess parachute payments” within the meaning of Section 280G of the Code (“Section 280G”).

Russell C. Clark

On October 11, 2011, we entered into an Executive Severance and Change of Control Plan (the “Clark Severance Plan”) with Russell C. Clark, our Chief Financial Officer.

The Clark Severance Plan provides that if we terminate Mr. Clark’s employment without Cause or if Mr. Clark terminates his employment for Good Reason, he will be entitled to receive: (i) a lump-sum cash amount equal to his then-current annual base salary; (ii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans; and (iii) accelerated vesting of 50% of all outstanding equity awards then held by Mr. Clark. If Mr. Clark is terminated without Cause or terminates his employment for Good Reason at any time within two months prior to a Change of Control, he will be entitled to receive the benefits set forth above, except that his outstanding equity awards will vest 100%.

In addition, the Clark Severance Plan provides that in the event of a Change of Control of the Company, Mr. Clark will be entitled to receive: (i) a cash amount equal to his then-current annual base salary, payable in accordance with the terms of the Clark Severance Plan; and (ii) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Clark. In addition, if Mr. Clark is terminated without Cause or terminates his employment for Good Reason at any time within 24 months following a Change of Control, Mr. Clark will be entitled to receive a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans.

The timing of severance payments and benefits under the Clark Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Clark Severance Plan also provides that such severance payments and benefits are generally subject to certain gross-up provisions in the event that they are characterized as “excess parachute payments” within the meaning of Section 280G.

Michael E. Diamond

On June 27, 2012, we entered into an Executive Change of Control Plan (the “Diamond Severance Plan”) with Michael E. Diamond, our Chief Revenue Officer.

The Diamond Severance Plan provides that if we terminate Mr. Diamond’s employment without Cause or if Mr. Diamond terminates his employment for Good Reason, in each case within 12 months after the consummation of a Change of Control of the Company, he will be entitled to receive: (i) a lump-sum cash amount equal to his then-current annual base salary; (ii) a cash payment, for a period of up to 12 months following the effective date of termination, equal to the amount of premium payments for continuation coverage under the Company’s health plans; and (iii) accelerated vesting of all outstanding equity awards then held by Mr. Diamond, and all such equity awards shall remain exercisable for a period of 90 days from the date of such termination of employment.

The timing of severance payments and benefits under the Diamond Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A.

Michael S. Strange

On July 15, 2012, we entered into an Executive Severance and Change of Control Plan (the “Strange Severance Plan”) with Michael S. Strange, our Chief Technology Officer.

The Strange Severance Plan provides that if we terminate Mr. Strange’s employment without Cause or if Mr. Strange terminates his employment for Good Reason, he will be entitled to receive: (i) salary continuation for up to six months from the effective date of termination of employment at an amount equal to his then-current base salary; and (ii) a cash payment, for a period of up to 6 months from the effective date of termination, equal to the amount of premium payments for continuation coverage under the Company’s health plans. In addition, the Strange Severance Plan provides that in the event we terminate Mr. Strange’s employment without Cause or Mr. Strange terminates his employment for Good Reason, in each case within 12 months after the consummation of a Change of Control of the Company, he will be entitled to receive: (i) a lump-sum cash amount equal to his then-current annual base salary; (ii) a cash payment, for a period of up to 12 months following the effective date of termination, equal to the amount of premium payments for continuation coverage under the Company’s health plans; and (iii) accelerated vesting of all outstanding equity awards then held by Mr. Strange, and all such equity awards shall remain exercisable for a period of 90 days from the date of such termination of employment.

The timing of severance payments and benefits under the Strange Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A.

Scott R. Carter

On May 17, 2013, we entered into an Executive Change of Control Plan (the “Carter Severance Plan”) with Scott R. Carter, our Chief Marketing Officer.

The Carter Severance Plan provides that if we terminate Mr. Carter’s employment without Cause or if Mr. Carter terminates his employment for Good Reason, in each case within 12 months after the consummation of a Change of Control of the Company, he will be entitled to receive: (i) a lump-sum cash amount equal to his then-current annual base salary; (ii) a cash payment, for a period of up to 12 months following the effective date of termination, equal to the amount of premium payments for continuation coverage under the Company’s health plans; and (iii) accelerated vesting of all outstanding equity awards then held by Mr. Carter, and all such equity awards shall remain exercisable for a period of 90 days from the date of such termination of employment.

The timing of severance payments and benefits under the Carter Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A.

For purposes of each of the foregoing severance plans:

•

“Cause” generally means: (i) any material failure on the part of the executive to faithfully and professionally carry out his duties, subject to a 10-day cure period; (ii) the executive’s dishonesty or other willful misconduct, if such dishonesty or other willful misconduct is intended to or likely to materially injure the business of the Company; (iii) the executive’s conviction of any felony or of any other crime involving moral turpitude; (iv) the executive’s insobriety or illegal use of drugs, chemicals or controlled substances in the course of performing his duties and responsibilities or otherwise materially affecting his ability to perform the same; and (v) any wanton or willful dereliction of duties by the executive.

•

“Good Reason” generally means: (i) the Company’s breach of any of the material terms of the severance plan; (ii) the Company’s relocating its offices at which the executive is initially principally employed to a location more than 50 miles from both the executive’s residence and the offices of the Company, and that reassignment materially and adversely affects the executive’s commute and the executive is required to commute to such location without the executive’s written consent; (iii) a material diminution in the executive’s duties or responsibilities or conditions of employment from those in effect on the effective date of the severance plan; (iv) any reductions which, in the aggregate, are more than 10% of the executive’s base salary in effect when any reduction is first imposed without the executive’s consent (other than such a reduction or reductions applicable generally to other senior executives of the Company); provided, however, that the executive must provide the Company with written notice of the executive’s intent to terminate his employment and a description of the event which the executive believes constitutes Good Reason within 60 days after the initial existence of the event, subject to a 30-day cure period in favor of the Company, and if the default is not cured, the executive must terminate within 90 days of the end of the cure period.

•

“Change of Control” generally means the occurrence of any of the following events: (i) any person or group (within the meaning of Section 13(d) or 14(d), as applicable, of the Exchange Act) (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the voting power of our then outstanding securities (“Company Voting Securities”); (ii) the consummation of a share exchange or a merger or consolidation of the Company, where the Persons who were the beneficial owners of Company Voting Securities outstanding immediately prior to such transaction do not beneficially own more than 50% of the voting securities of the Company or the Acquiring Company (as defined in the DeBello Severance Plan) immediately after such transaction in substantially the same proportions as their ownership of Company Voting Securities immediately prior to such transaction; (iii) a sale or other disposition of all or substantially all of our assets; or (iv) such time as the Continuing Directors (as defined in the DeBello Severance Plan) do not constitute at least a majority of the Board (or, if applicable, of the board of directors of a successor to the Company).

The table below estimates the amount of compensation and benefits to be provided to each of our named executive officers in the event of termination of such executive’s employment under certain circumstances. These amounts are estimates of the amounts that would be paid or provided to the executives upon termination of employment or a change of control had the termination occurred on September 30, 2014. The actual amounts can only be determined at the time of such executive’s separation from the Company.

In the table below, the assumed payouts for the accelerated vesting of stock options were calculated by taking the difference between the exercise price of the unvested in-the-money stock option and $2.41, which was the per share closing price of our common stock on the NASDAQ Capital Market as of September 30, 2014, and multiplying that by the number of stock options which would become vested if the change of control had occurred on September 30, 2014. The assumed payouts for the accelerated vesting of RSUs were calculated by multiplying $2.41 by the number of shares of common stock underlying RSUs that would have vested if the change of control had occurred on September 30, 2014. These assumed payouts are determined for SEC disclosure purposes only and are not necessarily indicative of the actual benefit the executive would receive.

Name	Benefit	Involuntary Termination by the Company Without Cause or Resignation for Good Reason		Change of Control Termination Without Cause or Resignation for Good Reason
James B. DeBello	Base Salary	$408,647	(1)	$817,294	(2)
	Equity Plans	$151,037	(3)	$302,074	(4)
	Health Benefits	$23,730	(5)	$47,461	(6)
Russell C. Clark	Base Salary	$238,703	(1)	$238,703
	Equity Plans	$60,733	(7)	$121,466	(8)
	Health Benefits	$23,716	(5)	$23,716
Michael E. Diamond	Base Salary	—		$180,250
	Equity Plans	—		$167,705	(9)
	Health Benefits	—		$23,573
Michael S. Strange	Base Salary	$133,900	(10)	—
	Equity Plans	—		—
	Health Benefits	$10,696	(11)	—
Scott R. Carter(12)	Base Salary	—		—
	Equity Plans	—		—
	Health Benefits	—		—

(1)	Amount represents 100% of the executive’s annual base salary in effect September 30, 2014, unless otherwise noted.
(2)	Amount represents twice the amount of the executive’s annual base salary in effect at September 30, 2014.
(3)	Amount represents accelerated vesting of 20,313 unvested in-the-money stock options as of September 30, 2014 and 62,081 unvested RSUs.
(4)	Amount represents accelerated vesting of 40,625 unvested in-the-money stock options as of September 30, 2014 and 124,162 unvested RSUs.
(5)	Amount represents estimated payments for continued coverage under the Company’s health plans for up to 12 months, unless otherwise noted.
(6)	Amount represents estimated payments for continued coverage under the Company’s health plans for up to 24 months.
(7)	Amount represents accelerated vesting of 10,157 unvested in-the-money stock options as of September 30, 2014 and 24,906 unvested RSUs.
(8)	Amount represents accelerated vesting of 20,313 unvested in-the-money stock options as of September 30, 2014 and 49,811 unvested RSUs.
(9)	Amount represents accelerated vesting of 5,417 unvested in-the-money stock options as of September 30, 2014 and 69,430 unvested RSUs.
(10)	Amount represents a lump-sum payment equal to six months of Mr. Strange’s annual base salary, payable pursuant to the Strange Severance Plan upon his termination of employment on August 15, 2014.
(11)	Amount represents a lump-sum payment for estimated payments for continued coverage under the Company’s health plans for six months, payable pursuant to the Strange Severance Plan upon his termination of employment on August 15, 2014.
(12)	As described elsewhere in this proxy statement, Mr. Carter left the Company, effective September 19, 2014, and at such time no amounts were payable to Mr. Carter under the Carter Severance Plan or otherwise.

Compensation Committee Interlocks and Insider Participation

During the 2014 fiscal year, the Compensation Committee consisted of Alex W. “Pete” Hart, Gerald I. Farmer, Ph.D. and Bruce E. Hansen. None of these directors has at any time been an officer of the Company. During the 2014 fiscal year, no interlocking relationship existed between the Board or the Compensation Committee and the board of directors, compensation committee or human resources committee, as appropriate, of any other entity.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of our Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Alex W. “Pete” Hart
Gerald I. Farmer, Ph.D. Bruce E. Hansen

This foregoing report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information concerning the beneficial ownership of the shares of our common stock as of December 31, 2014, by:

•	each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;

•	our named executive officers and current directors; and

•	all of our current executive officers and directors as a group.

Information with respect to beneficial ownership is based solely on a review of our capital stock transfer records and on publicly available filings made with the SEC by or on behalf of the stockholders listed below. The address for all named executive officers and directors is Mitek Systems, Inc., 8911 Balboa Avenue, San Diego, California 92123.

Percentage of beneficial ownership is calculated based on the 30,654,705 shares of common stock outstanding on January 27, 2015. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options or other securities that are exercisable or convertible into shares of our common stock within 60 days of January 27, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner or Identity of Group	Number of Shares	Percent of Class
Named Executive Officers
James B. DeBello(1)	1,468,472	4.63%
Russell C. Clark(2)	282,990	*
Michael E. Diamond(3)	139,846	*

Directors
John M. Thornton(4)	2,415,205	7.86%
Alex W. “Pete” Hart(5)	201,157	*
Vinton P. Cunningham(6)	112,331	*
James C. Hale(7)	13,749	*
Bill K. Aulet(8)	—	*
Bruce E. Hansen(9)	28,186	*
Gerald I. Farmer(10)	102,331	*
James B. DeBello(1)	1,468,472	4.63%
Directors and Executive Officers as a Group (nine individuals)(11)	4,764,267	14.73%

Five Percent Stockholders
John M. Thornton(4)	2,415,205	7.86%
Zevenbergen Capital Investments(12)	1,681,100	5.48%

*	Less than 1%.
(1)	Comprised of (i) 430,054 shares of common stock held directly, (ii) 1,030,085 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 27, 2015 and (iii) 8,333 shares of common stock subject to RSUs that may become issuable within 60 days of January 27, 2015.

(2)	Comprised of (i) 6,948 shares of common stock held directly, (ii) 271,875 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 27, 2015 and (iii) 4,167 shares of common stock subject to RSUs that may become issuable within 60 days of January 27, 2015.
(3)	Comprised of (i) 17,347 shares of common stock held directly and (ii) 122,491 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 27, 2015.
(4)	Comprised of (i) 81,044 shares of common stock held directly and 57,331 shares of common stock subject to RSUs that may become issuable within 60 days of January 27, 2015, in each case held directly by John M. Thornton, (ii) 118,246 shares of common stock held directly by Sally B. Thornton, Mr. Thornton’s spouse, (iii) 15,000 shares of common stock held by a foundation, of which John M. Thornton and Sally B. Thornton are co-trustees, and (iv) 2,143,584 shares of common stock held by the Thornton Family Trust of 1981 of which John M. Thornton and Sally B. Thornton are co-trustees.
(5)	Comprised of (i) 143,826 shares of common stock held directly and (ii) 57,331 shares of common stock subject to RSUs that may become issuable within 60 days of January 27, 2015.
(6)	Comprised of (i) 55,000 shares of common stock held directly and (ii) 57,331 shares of common stock subject to RSUs that may become issuable within 60 days of January 27, 2015.
(7)	Comprised of 13,749 shares of common stock held directly.
(8)	Mr. Aulet was appointed to the Board on January 27, 2015.
(9)	Comprised of 28,186 shares of common stock subject to RSUs that may become issuable within 60 days of January 27, 2015.
(10)	Comprised of (i) 45,000 shares of common stock held directly and (ii) 57,331 shares of common stock subject to RSUs that may become issuable within 60 days of January 27, 2015.
(11)	Comprised of shares beneficially owned by our named executive officers and directors.
(12)	The foregoing information is based solely upon information contained in a Schedule 13G filed by Zevenbergen Capital Investments LLC (“ZCI”) with the SEC on February 14, 2013 with respect to holdings of common stock. The securities reported therein are held by investment advisory clients or discretionary accounts of which ZCI is the investment adviser. Investment advisory contracts grant to ZCI voting and/or investment power over the securities held by its clients or in accounts that it manages. As a result, ZCI may be deemed to beneficially own the securities held by its clients or accounts within the meaning of Rule 13d-3 under the Exchange Act. The principal address of ZCI is 601 Union Street, Suite 4600, Seattle, WA 98101-2323.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of September 30, 2014, with respect to the shares of common stock that may be issued upon the exercise of options under our existing equity compensation plans and arrangements in effect as of September 30, 2014. The information includes the number of shares covered by and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)	3,435,629	$4.11	3,211,678

(1)	The weighted-average exercise price does not take into account approximately 1,101,303 shares of common stock issuable upon vesting of outstanding RSUs, which have no exercise price.

(2)	Comprised of awards granted under the Prior Plans, the 2012 Plan and the Directors Restricted Stock Unit Plan. There were no awards granted under the Prior Plans after the approval of the 2012 Plan by the Company’s stockholders on February 22, 2012. Stock options granted under the Prior Plans that were outstanding at such date remain in effect until such options are exercised or expire.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as described under “Executive Compensation” above, we have not entered into any transactions or series of transactions since October 1, 2011, and we are not currently considering any proposed transaction, in which the amount involved in the transaction or series of transactions exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or persons who we know beneficially held more than five percent of any class of our common stock, including their immediate family members, had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of Forms 3, 4 and 5, and amendments thereto, furnished to us and certain written representations that no other reports were required during the 2014 fiscal year, we are not aware of any director, officer or greater than 10% beneficial owner that failed to file on a timely basis, as disclosed on such forms, reports required by Section 16(a) of the Exchange Act during the 2014 fiscal year.

HOUSEHOLDING OF PROXY MATERIALS

Some brokers, banks and other agents may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement or Form 10-K may have been sent to multiple stockholders in a single household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request, free of charge. To make such a request, please contact us at Mitek Systems, Inc., 8911 Balboa Avenue, San Diego, California 92123, Attn: Corporate Secretary or (858) 309-1700. If you would like to receive separate copies of our proxy statement or annual report in the future, or you are receiving multiple copies and would like to receive only one copy per household, contact your broker, bank or other agent, or contact us at the above address and phone number.

PROPOSALS OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2016 proxy statement, a stockholder’s proposal must be received by us not later than the close of business on October 2, 2015 and must otherwise comply with Rule 14a-8 under the Exchange Act. Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in our 2016 proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on December 5, 2015 nor earlier than November 5, 2015; provided, however, that if the date of our next annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

While our Board will consider stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2016 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

OTHER BUSINESS

The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. We are not aware of any matters for action by stockholders at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders. The enclosed proxy, however, will confer discretionary authority with respect to matters that are not known at the date of the printing hereof and which may properly come before the Annual Meeting or any adjournment or postponement thereof. The proxy holders intend to vote in accordance with their best judgment on any such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

John M. Thornton
San Diego, California	Chairman of the Board
January 27, 2015

ANNUAL MEETING OF MITEK SYSTEMS, INC.

Date:	March 4, 2015
Time:	9:00 AM PST
Place:	8911 Balboa Avenue, San Diego, California 92123

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposals 1 and 2.

1:	To elect the following seven directors to serve until our 2016 annual meeting of stockholders and until their respective successors have been elected and qualified:
		For		Withhold	Directors Recommend i
	01 John M. Thornton	☐		☐	For
	02 James B. DeBello	☐		☐	For
	03 Vinton P. Cunningham	☐		☐	For
	04 Bill K. Aulet	☐		☐	For
	05 James C. Hale	☐		☐	For
	06 Bruce E. Hansen	☐		☐	For
	07 Alex W. “Pete” Hart	☐		☐	For

		For	Against	Abstain

2:	To ratify the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2015.	☐	☐	☐	For

3:	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Authorized Signatures - This section must be
completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Mitek Systems, Inc.

to be held on Wednesday, March 4, 2015

for Holders as of January 16, 2015

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To		866-411-6767
www.proxypush.com/MITK
• Cast your vote online.	OR	• Use any touch-tone telephone.
• View Meeting Documents.		• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints James B. DeBello and Russell C. Clark, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mitek Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before said meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before said meeting or any adjournment thereof and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR PROPOSAL 2.

All votes must be received by 11:59 P.M., Eastern Time, March 3, 2015.

PROXY TABULATOR FOR

MITEK SYSTEMS, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Mitek Systems, Inc.

Annual Meeting of Stockholders

March 4, 2015, 9:00 a.m. PST

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints James B. DeBello and Russell C. Clark (the “Named Proxies”), and each of them, as proxies for the undersigned, with full power of substitution, to vote all the shares of common stock of Mitek Systems, Inc., a California corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 8911 Balboa Avenue, San Diego, California 92123, on Wednesday, March 4, 2015 at 9:00 a.m. PST and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1.	Proposal 1: To elect the following seven directors to serve until our 2016 annual meeting of stockholders and until their respective successors have been elected and qualified: John M. Thornton, James B. DeBello, Vinton P. Cunningham, Bill K. Aulet, James C. Hale, Bruce E. Hansen, and Alex W. “Pete” Hart.

2.	Proposal 2: To ratify the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2015;

3.	Proposal 3: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” proposal 2.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted “FOR” all nominees for director and “FOR” proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your vote by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐